Exhibit 99.1

Amesite Announces Expansion of Sales and Business Development Team

DETROIT, Nov. 12, 2020 -- Amesite Inc. (Nasdaq: AMST), an artificial intelligence software company providing online learning ecosystems for business, higher education, and K-12, announced today an expansion of its sales and business development team by adding seasoned education industry sales professionals Brandon Owens and Kellen Hanson.

Commenting on the announcement, Amesite Founder & CEO, Dr. Ann Marie Sastry, stated, "We are excited to welcome Brandon and Kellen to the Amesite team. As a result of our recent $15 million IPO, we now have the capital to aggressively expand our sales and marketing team in an effort to grow wins in both the virtual enterprise training and educational markets."

Brandon Owens joins Amesite as Director of Enterprise Sales. He has a broad range of experience in sales leadership and business strategy. Before joining Amesite, Brandon worked at Pluralsight where he focused on generating net new revenue. Prior to Pluralsight, Brandon was the Director of Business Development at ActiveCare where he developed sales strategy and led the day-to-day operations of its business growth. Prior to ActiveCare, Brandon spent four years at AT&T, Corporate Solutions in its enterprise sales division.

Kellen Hansen joins Amesite as Director of Higher Education Sales. Before joining Amesite, Kellen spent the past six years in various roles at Instructure, a learning management platform for schools and employee development for businesses, with the most recent three years as Regional Director Senior Account Executive, Higher Education.

Dr. Sastry added, "We expect to substantially build out our finance team as well to support sales, as we work hard to develop repeatable wins in our business segments. With greater remote learning likely to become a permanent feature going forward, coupled with the need for professionals to undergo training from their employers, we stand ready to meet the needs of students and professionals alike by providing and supporting companies and universities with turnkey eLearning systems."

Amesite has built an innovative cloud-based platform for online training and education that uses AI to improve the user experience for both learners and teachers and improve learner retention. Amesite provides a fully integrated experience by automatically delivering video, messaging, engagement, and fresh content, making teaching a much easier task by delivering a high degree of engagement for the student.

About Amesite Inc.
Amesite is a high tech artificial intelligence software company offering a cloud-based platform and content creation services for K-12, college, university and business education and upskilling. Amesite-offered courses and programs are branded to our customers.  Amesite uses artificial intelligence technologies to provide customized environments for learners, easy-to-manage interfaces for instructors, and greater accessibility for learners in the US education market and beyond.  The Company leverages existing institutional infrastructures, adding mass customization and cutting-edge technology to provide cost-effective, scalable and engaging experiences for learners anywhere.  For more information, visit https://amesite.com.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company's planned online machine learning platform, the Company's business plans, any future commercialization of the Company's online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company's filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Bob Prag
858-794-9500
bprag@delmarconsulting.com